EXHIBIT 5.1

[Letterhead of O'Melveny & Myers LLP]

June 30, 2006

Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California   92612

                    Re:     Form S-3 of Sun Healthcare Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") to register the resale of up to 8,871,890 shares of the common stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

Sun Healthcare Group, Inc., June 30, 2006 - Page 2

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Respectfully submitted,

O'MELVENY & MYERS LLP